UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2018

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, the Compensation Committee of the Company’s Board of Directors (the Compensation Committee) made determinations with respect to payments to the Company’s management under the 2018 Annual Bonus Plan, the 2014/2018 Long-Term Incentive Plan (2014/2018 LTIP), the 2015/2019 Long-Term Incentive Plan (2015/2019 LTIP), the 2016/2020 Long-Term Incentive Plan (2016/2020 LTIP) and the 2017/2021 Long-Term Incentive Plan (2017/2021 LTIP).

2018 Annual Bonus Plan

The Compensation Committee evaluated the Company’s performance against the 2018 corporate performance goals established for the Company’s 2018 Annual Bonus Plan as set forth below:

2018 Corporate Goal	Weight
Purchase of biopharma or technology assets with acceptable revenues and costs	40%
Meet Noden’s EBITDA and TRX goals for Tekturna	20%
Meet Lensar revenue target	10%
Management of income generating assets	10%
Finance and tax management, including share buyback programs	15%
Share performance relative to peer companies	5%
Total	100%

Following this review, the Compensation Committee determined that 79% of the 2018 corporate performance goals established for the Company’s 2018 Annual Bonus Plan were achieved.

The Compensation Committee also reviewed for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2018 individual goals established for the Company’s 2018 Annual Bonus Plan and made the following determinations:

•	Mr. Monnet achieved 115%;

•	Dr. Jene achieved 90%;

•	Mr. Stone achieved 115%; and

•	Mr. Garcia achieved 115%;

Based on the foregoing and under the terms of the 2018 Annual Bonus Plan, the Compensation Committee determined the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2018 Annual Bonus Plan Bonus
John P. McLaughlin	Chief Executive Officer	$553,045
Dominique Monnet	President	$346,500
Jill Jene (1)	Vice President, Business Development	$108,000
Christopher Stone	Vice President, General Counsel and Secretary	$318,780
Peter Garcia	Vice President and Chief Financial Officer	$298,320
__________________

(1)	Dr. Jene joined the Company in May 2018 and her bonus payment was prorated for her time worked during 2018.

2014/2018 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the income generating asset acquisitions acquired by the Company during 2014 and 2015 generating at least 75% of the projected cash flow for such assets during the 2018 calendar year, which goal was established by the Compensation Committee for the 2014/2018 LTIP in order to compensate, retain and incentivize its named executive officers for the vesting period of 2018 (the 2018 Vesting Period). In addition, the 2014/2018 LTIP provides that if the performance goal for any calendar year is not met, that an award may still vest if the cumulative cash flows during the period of 2016 to 2018 generated at least 75% of the projected cumulative cash flows for such three-year period.

Under the 2014/2018 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. 16.667% of the amounts awardable under the 2014/2018 LTIP were payable for the 2018 Vesting Period. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the 2018 Vesting Period goal had not been achieved because the actual cash flow generated from income generating assets acquired by the Company during 2014 and 2015 were under the 75% of the forecasted cash flows of such assets for 2018. However, in reviewing the three-year look-back provision, the Committee determined the cumulative cash flows during such period were in excess of the 75% threshold of forecasted cash flows. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers for the 2018 Vesting Period are set forth in the chart below:

Name	Title	2014/2018 LTIP Cash Payment	2014/2018 LTIP Value of Restricted Stock
John P. McLaughlin	Chief Executive Officer	$383,631	$164,088
Dominique Monnet (1)	President	--	--
Jill Jene (1)	Vice President, Business Development	--	--
Christopher Stone	Vice President, General Counsel and Secretary	$98,313	$42,051
Peter Garcia	Vice President and Chief Financial Officer	$97,532	$41,717
__________________

(1)	Mr. Monnet and Dr. Jene are not eligible to receive an award under the 2014/2018 LTIP because they were not officers of the Company during 2014 or 2015.

2015/2019 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the income generating asset acquisitions acquired by the Company during 2015 and 2016 generating at least 80% of the projected cash flow for such assets during the 2018 calendar year, which goal was established by the Compensation Committee for the 2015/2019 LTIP in order to compensate, retain and incentivize its named executive officers for the 2018 Vesting Period.

Under the 2015/2019 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. 16.667% of the amounts awardable under the 2015/2019 LTIP were payable for the 2018 Vesting Period. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the 2018 Vesting Period goal had not been achieved because the actual cash flow generated from income generating assets acquired by the Company during 2015 and 2016 did not equal at least 80% of the forecasted cash flows of such assets for 2018. The Compensation Committee did not award any payments for the 2018 Vesting Period under the 2015/2019 LTIP.

2016/2020 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the income generating asset acquisitions acquired by the Company during 2016 and 2017 generating at least 75% of the projected cash flow for such assets during the 2018 calendar year, which goal was established by the Compensation Committee for the 2016/2020 LTIP in order to compensate, retain and incentivize its named executive officers for the 2018 Vesting Period.

Under the 2016/2020 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. 16.667% of the amounts awardable under the 2016/2020 LTIP were payable for the 2018 Vesting Period. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the 2018 Vesting Period goal had been achieved because the actual cash flow generated from income generating assets acquired by the Company during 2016 and 2017 was at least 75% of the forecasted cash flows of such assets in 2018. However, the goal with respect to the initial vesting period of 2016 and 2017 was achieved at a 66% level, so the Compensation Committee determined that the award for the 2018 Vesting

Period would be paid at 66% of the target award. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers for the 2018 Vesting Period are set forth in the chart below:

Name	Title	2016/2020 LTIP Cash Payment	2016/2020 LTIP Value of Restricted Stock
John P. McLaughlin	Chief Executive Officer	$251,680	$107,863
Dominique Monnet (1)	President	--	--
Jill Jene (1)	Vice President, Business Development	--	--
Christopher Stone	Vice President, General Counsel and Secretary	$83,847	$35,935
Peter Garcia	Vice President and Chief Financial Officer	$83,181	$35,649
____________________________

(1)	Mr. Monnet and Dr. Jene are not eligible to receive an award under the 2016/2020 LTIP because they are not participants under the plan.

2017/2021 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the amount of cash deployed in the Company’s income generating asset acquisitions during the 2017 and 2018 calendar years (the Initial Vesting Period) that was established by the Compensation Committee for the 2017/2021 LTIP in order to compensate, retain and incentivize its named executive officers for the Initial Vesting Period.

Under the 2017/2021 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. With respect to the Initial Vesting Period, 50% of the amounts awardable under the 2017/2021 LTIP are payable in December 2018. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the Company had not achieved the performance goal during the Initial Vesting Period under the 2017/2012 LTIP. The Compensation Committee did not award any payments for the Initial Vesting Period under the 2017/2021 LTIP, and because the performance goal for the Initial Vesting Period was not achieved, the 2017/2021 LTIP is no longer effective with respect to any subsequent vesting periods under the plan.

Dominique Monnet Compensation

In connection with Dominique Monnet’s appointment as chief executive officer of the Company, to be effective December 31, 2018, the Compensation Committee approved changes to Mr. Monnet’s annual compensation. Mr. Monnet’s base salary was increased to $635,000 from $525,000 and his target bonus was increased to 80% of his base salary from 75% of his base salary, which target bonus would be based 100% upon achievement of the to be determined Company’s corporate goals. Each change is to be effective upon his appointment to chief executive officer of the Company on December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: December 21, 2018